CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with Amendment No. 1 to the Quarterly Report of SkyLynx Communications, Inc. (the "Company") on Form 10-QSB/A-1 for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), we, Gary L. Brown, President and Chief Executive Officer of the Company, and Dan Sullivan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary L. Brown
Gary L. Brown, President and
Chief Executive Officer
January 13, 2004

/s/ Dan Sullivan
Dan Sullivan, Chief Financial
Officer
January 13, 2004